DESCRIPTION:  PRESS RELEASE

Please see attached Press Release for information regarding the Jardine Fleming China Region Fund's reduction of investment advisory fee.

[PAGE BREAK]


             JARDINE FLEMING CHINA REGION FUND, INC.

              Reduction of Investment Advisory Fee

NEW YORK, New York, February 1, 2002 - The Board of Directors of Jardine Fleming China Region Fund, Inc. (the "Fund") hereby announces that the investment advisory and management fee of the Fund payable to JF International Management Inc. has been reduced. This reduction will be effective retroactively as of November 1, 2001.

The old fee rate was 1.25% per annum on the first USD75 million and 1.00% of the excess over USD75 million of the Fund's weekly net assets.

The new fee rate is 1.00% per annum of the Fund's weekly net assets.

The Fund is a non-diversified, closed-end investment company whose objective is to seek long-term capital appreciation through investment in equity securities of companies with substantial assets in, or revenues derived from the People's Republic of China, Hong Kong, Taiwan and Macau. The Fund is managed by JF International Management, Inc., an indirect subsidiary of J.P. Morgan Chase.

Contact information: Jardine Fleming China Region Fund, Inc. c/o
PFPC Inc., 400 Bellevue Parkway, Wilmington, DE 19809, telephone
(302) 791-2000 or (800) 441-9800.


[PAGE BREAK]


                        SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           JARDINE FLEMING CHINA REGION FUND, INC.

                           /s/John P. Falco
                           John P. Falco, Assistant Secretary

Date: February 4, 2002